UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Soliciting Material Pursuant to §240.14a-12

SOLECTRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following press release was issued by Solectron on June 28, 2007.

News Release
847 Gibralter Drive, MilPitas, California 95035 • www.solectron.com • e-mail corporatecommunication@ca.slr.com
Solectron Announces Third Quarter Financial Results
For Immediate Release: June 28, 2007
MILPITAS, Calif. — Solectron Corporation (NYSE:SLR), a leading provider of integrated electronic supply chain services including design, manufacturing and aftermarket services, today reported sales of $2.99 billion in the third quarter of fiscal 2007, an increase of 3 percent over second quarter fiscal 2007 revenues of $2.90 billion, and an increase of 10 percent over third quarter fiscal 2006 revenues of $2.70 billion.
The company reported GAAP profit after tax from continuing operations of $12.2 million, or $0.01 per share, in the third quarter of fiscal 2007, compared with a GAAP profit after tax from continuing operations of $15.6 million, or $0.02 per share, in the second quarter of fiscal 2007. In the third quarter of fiscal 2006, Solectron reported a GAAP profit after tax from continuing operations of $42.4 million, or $0.05 per share.
Non-GAAP profit after tax from continuing operations was $50.2 million, or $0.06 per share, in the third quarter of fiscal 2007, compared with non-GAAP profit after tax from continuing operations of $41.0 million, or $0.05 per share, for the second quarter of fiscal 2007. In the third quarter of fiscal 2006, Solectron reported non-GAAP profit after tax from continuing operations of $38.9 million, or $0.04 per share. Non-GAAP financial results do not include restructuring costs, impairment charges, amortization of intangibles, or stock-based compensation expenses. Please refer to “Non-GAAP Information” below for further information.
Recent Announcement of Acquisition
On June 4, 2007 Solectron Corporation and Flextronics International Ltd. (“Flextronics”) (NASDAQ:FLEX) announced that the two companies have entered into a definitive agreement for Flextronics to acquire Solectron. The merger agreement has been filed with the SEC. The transaction is expected to close in the fourth calendar quarter of 2007.
Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, Solectron also discloses non-GAAP results of operations that exclude certain items. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain charges to better assess operating performance.
Consistent with industry practice, management has historically applied these non-GAAP measures when discussing earnings or earnings guidance and intends to continue doing so.
Non-GAAP information is not determined using GAAP. Therefore, the information is not necessarily comparable to other companies and should not be used to compare the company’s performance over different periods. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made. In addition, Solectron’s GAAP financial results often reflect
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one-time events and adjustments, and therefore a comparison of GAAP results over different periods can be difficult. See the tables at the end of this press release for a reconciliation of non-GAAP amounts to amounts reported under GAAP. A reconciliation from non-GAAP to GAAP results is contained in the attached financial summary and is available in the Investor Relations section of our website at www.solectron.com.
Webcast To Be Held Today
At 4:30 p.m. ET today, Solectron will hold a conference call to discuss its third quarter financial results. A live webcast can be accessed at www.solectron.com. Supplemental financial information related to the conference call will also be available in the Investor Relations section of this Web site. Following the live broadcast, the archived webcast will be available at www.solectron.com/investor/events.htm.
An audio replay will also be available two hours after the conclusion of the call. To access the replay, call +1 (800) 642 1687 from within the United States, or +1 (706) 645 9291 from outside the United States, and specify pass code 2379358.
Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended regarding the expected closing date of the transaction with Flextronics. This forward-looking statement involves a number of risks and uncertainties, and are based on current expectations, forecasts and assumptions.
Actual outcomes and results could differ materially. These risks and uncertainties include the possibility that the acquisition may not be completed as planned or at all, and that the parties may experience difficulties or delays in obtaining regulatory or shareholder approvals for the proposed transaction.
For a further list and description of risks and uncertainties, see the reports filed by Solectron with the Securities and Exchange Commission. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Supplemental information, condensed consolidated balance sheets and statements of operations follow. All monetary amounts are stated in U.S. dollars.
About Solectron
Solectron Corporation is one of the world’s largest providers of complete product lifecycle services. We offer collaborative design and new product introduction, supply chain management, Lean manufacturing and aftermarket services such as product warranty repair and end-of-life support to leading customers worldwide. Solectron works with the world’s premier providers of networking, telecommunications, computing, storage, consumer, automotive, industrial, medical, self-service automation and aerospace and defense products. The company’s industry-leading Lean Six Sigma methodology (Solectron Production System™) provides OEMs with quality, flexibility, innovation and cost benefits that improve competitive advantage. Based in Milpitas, Calif., Solectron operates in more than 20 countries on five continents and had sales from continuing operations of $10.6 billion in fiscal 2006. For more information, visit us at www.solectron.com.
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Note: SOLECTRON and the Solectron logo are registered trademarks of Solectron Corporation. The Solectron Production System, SPS, and Solectron Supply Chain Solutions Suite are also trademarks of Solectron Corporation. Other names mentioned are trademarks, registered trademarks or service marks of their respective owners.
Additional Information and Where to Find it:
In connection with the proposed merger, Flextronics intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they become available because they will contain important information about Flextronics, Solectron and the proposed merger. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of other documents filed by Flextronics or Solectron by directing a written request, as appropriate, to Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations, or to Flextronics’s U.S. offices at 2090 Fortune Drive, San Jose, CA 95131, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Participants in the Solicitation:
Flextronics, Solectron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Flextronics is also included in Flextronics’s proxy statement (Form DEF 14A) for the 2006 annual general meeting of Flextronics shareholders, which was filed with the SEC on July 31, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Flextronics Investor Relations at Flextronicsinvestorrelations@flextronics.com. Additional information regarding the directors and executive officers of Solectron is also included in Solectron’s proxy statement (Form DEF 14A) for the 2007 annual stockholders meeting of Solectron, which was filed with the SEC on December 4, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations.
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Analyst Contact:
Perry G. Hayes, Solectron Corporation, +1 (408) 956-7543 (U.S.), perryhayes@solectron.com
Media Contact:
Corey Olfert, Solectron Corporation, +1 (408) 956-7552 (U.S.), coreyolfert@solectron.com

Q3’07
GAAP to Non-GAAP Reconciliation	Quarter Ended
(in millions)	June 1, 2007
Income on a GAAP Basis	$12.1
Discontinued operations	$(0.1)

Income from continuing operations on a GAAP Basis	$12.2
Restructuring and impairment charges	$29.6
Amortization of intangibles	$2.1
Stock compensation expense	$6.3

Income from continuing operations on a non-GAAP Basis	$50.2

Quarter Ended
GAAP to Non-GAAP Reconciliation: Earnings Per Share	June 1, 2007
Income on a GAAP Basis	$0.01
Discontinued Operations	$(0.00)

Diluted net income per share from continuing operations on a GAAP basis	$0.01
Restructuring and impairment charges, amortization of intangibles and stock compensation expense	$0.05

Diluted net income per share from continuing operations on a non-GAAP basis	$0.06

Number of shares (millions) used to compute diluted net income per share — GAAP and non-GAAP	904.7

Q2’07
GAAP to Non-GAAP Reconciliation	Quarter Ended
(in millions)	March 2, 2007
Income on a GAAP Basis	$15.3
Discontinued operations	$(0.3)

Income from continuing operations on a GAAP Basis	$15.6
Restructuring and impairment charges	$16.5
Amortization of intangibles	$1.2
Stock compensation expense	$7.7

Income from continuing operations on a non-GAAP Basis	$41.0

Quarter Ended
GAAP to Non-GAAP Reconciliation: Earnings Per Share	March 2, 2007
Income on a GAAP Basis	$0.02
Discontinued operations	$(0.00)

Diluted net income per share from continuing operations on a GAAP basis	$0.02
Restructuring and impairment charges, amortization of intangibles and stock compensation expense	$0.03

Diluted net income per share from continuing operations on a non-GAAP basis	$0.05

Number of shares (millions) used to compute diluted net income per share — GAAP and non-GAAP	899.4

Q3’06
GAAP to Non-GAAP Reconciliation	Quarter Ended
(in millions)	May 26, 2006
Income on a GAAP Basis	$42.0
Discontinued operations	$(0.4)

Income from continuing operations on a GAAP Basis	$42.4
Restructuring and impairment charges	$2.6
Amortization of intangibles	$1.1
Stock compensation expense	$6.7
Taxes	$(13.9)

Income from continuing operations on a non-GAAP Basis	$38.9

Quarter Ended
GAAP to Non-GAAP Reconciliation: Earnings Per Share	May 26, 2006
Income on a GAAP Basis	$0.05
Discontinued operations	$(0.00)

Diluted net income per share from continuing operations on a GAAP basis	$0.05
Restructuring and impairment charges, amortization of intangibles and stock compensation expense	$0.01
Taxes	$(0.02)

Diluted net income per share from continuing operations on a non-GAAP basis	$0.04

Number of shares (millions) used to compute diluted net income per share — GAAP and non-GAAP	909.6

Supplemental Data
Sales Percentage by Market Segment
Computing and Storage	33%
Networking Equipment	26%
Communications	19%
Consumer	10%
Industrial	8%
Automotive	2%
Other	2%

SOLECTRON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per-share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 1, 2007	May 26, 2006	June 1, 2007	May 26, 2006
Net sales	$2,985.3	$2,702.6	$8,886.3	$7,658.6
Cost of sales	2,833.9	2,560.4	8,432.7	7,261.8

Gross profit	151.4	142.2	453.6	396.8
Operating expenses:
Selling, general and administrative	112.1	112.2	338.6	323.9
Restructuring and impairment costs	29.6	2.6	80.7	9.1

Operating income	9.7	27.4	34.3	63.8

Interest income	7.5	12.3	25.1	36.7
Interest expense	(5.5)	(7.2)	(17.9)	(20.8)
Other Income (expense), net	8.7	(0.8)	5.9	(0.8)

Operating income from continuing operations before income taxes	20.4	31.7	47.4	78.9
Income tax expense (benefit)	8.2	(10.7)	13.0	(0.8)

Income from continuing operations	$12.2	$42.4	$34.4	$79.7

Discontinued operations:
(Loss) income from discontinued operations before income taxes, income taxes of $0	$(0.1)	$(0.4)	$(1.0)	$16.7

(Loss) income from discontinued operations	(0.1)	(0.4)	(1.0)	16.7

Net income	$12.1	$42.0	$33.4	$96.4

Basic net income per share:
Continuing operations	$0.01	$0.05	$0.04	$0.09
Discontinued operations	(0.00)	(0.00)	(0.00)	0.02

Basic net income per share	$0.01	$0.05	$0.04	$0.11

Diluted net income per share:
Continuing operations	$0.01	$0.05	$0.04	$0.09
Discontinued operations	(0.00)	(0.00)	(0.00)	0.02

Diluted net income per share	$0.01	$0.05	$0.04	$0.11

Shares used to compute basic net income per share	898.6	908.1	895.6	916.2
Shares used to compute diluted net income per share	904.7	909.6	899.4	917.2

SOLECTRON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ in millions)
(unaudited)

	June 1, 2007	August 25, 2006
ASSETS
Current assets:
Cash, cash equivalents and short-term investments*	$1,195.1	$1,180.5
Accounts receivable, net	1,493.6	1,429.3
Inventories	1,830.8	1,516.1
Prepaid expenses and other current assets	366.3	225.8

Total current assets	4,885.8	4,351.7
Property and equipment, net	737.4	673.4
Goodwill	159.1	155.2
Other assets	120.8	193.3

Total assets	$5,903.1	$5,373.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$64.0	$89.5
Accounts payable	2,070.2	1,616.7
Accrued employee compensation	156.8	170.4
Accrued expenses and other current liabilities	483.0	427.6

Total current liabilities	2,774.0	2,304.2
Long-term debt	609.8	619.4
Other long-term liabilities	36.2	36.3

Total liabilities	$3,420.0	$2,959.9

Commitments and contingencies Stockholders’ equity:
Common stock	0.9	1.0
Additional paid-in capital	7,599.7	7,585.2
Accumulated deficit	(5,039.9)	(5,073.3)
Accumulated other comprehensive loss	(77.6)	(99.2)

Total stockholders’ equity	2,483.1	2,413.7

Total liabilities and stockholders’ equity	$5,903.1	$5,373.6

*	Includes $16.8 million and $31.6 million of restricted cash balances as of June 1, 2007 and August 25, 2006, respectively, and $0 and $22.9 million of short-term investments as of June 1, 2007 and August 25, 2006, respectively.